Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
PNM Resources, Inc:
We consent to the incorporation by reference in the registration statement Nos. 333-172902 and 333-183180 on Form S-3 ASR and registration statement Nos. 333-76288, 333-139108, 333-129454, 333-03289-99, 333-88372, 333-121371, 333-125010, 333-141282, 333-156243, 333-159361, 333-159362 and 333-168797 on Form S-8 of PNM Resources, Inc and subsidiaries of our report dated February 28, 2014 with respect to the consolidated balance sheet of PNM Resources, Inc and subsidiaries as of December 31, 2013, and the related consolidated statement of earnings, consolidated statement of comprehensive income, consolidated statement of changes in equity, and consolidated statement of cash flows for the year then ended, and all related financial statement schedules, and the effectiveness of internal control over financial reporting as of December 31, 2013, which report appears in the December 31, 2013 annual reports on Form 10‑K of PNM Resources, Inc and subsidiaries.
/s/ KPMG LLP
Albuquerque, New Mexico
February 28, 2014